Exhibit 10(s)
[DATE]
<RECIPIENT>
<Street>
<City, State Zip>
Dear <First Name>:
Pursuant to the terms and conditions of the Florida East Coast Industries, Inc. 2002 Stock Incentive Plan (As Amended and Restated Effective June 2, 2005) (“Plan”), you have been granted restricted stock shares (“Grant”) as outlined below in the Notice of Restricted Stock Award (“Notice”). Except for the amount of shares granted and the vesting schedule which is set forth in the Notice, the terms and conditions of this Grant are set forth in the Terms and Provisions Relating to Restricted Stock Awards (“Terms”), which is attached hereto and which is incorporated herein by reference.
NOTICE OF RESTRICTED STOCK AWARD

Participant:	[Recipient]

Grant Date:	[DATE]

Shares of Restricted
Stock Granted:	[Shares Granted]
Vesting Schedule: The Shares of Restricted Stock Granted shall vest, and the applicable Restrictions set forth in the Terms shall lapse, in accordance with the following schedule, subject to Participant’s continued employment with the Corporation through the applicable vesting date:

First Vesting -	____________, 2008
Second Vesting -	____________, 2009
Third Vesting -	____________, 2010
Accelerated Vesting: Notwithstanding the foregoing vesting schedule, upon the occurrence of (i) the Participant’s death or permanent disability, (ii) termination after a Change in Control (as defined in the Plan), or (iii) retirement from employment providing the Participant is at least age 60 and has been employed by the Company for at least 10 years), all Shares of Restricted Stock Granted shall be deemed vested.

Forfeiture: Except as set forth above regarding accelerated vesting, the Participant’s rights in the Shares of Restricted Stock on which the Restrictions have not lapsed pursuant to the vesting schedule provisions above shall be forfeited in full in the event that the Participant’s employment with the Corporation or a parent or subsidiary corporation is terminated for any reason.

Please acknowledge receipt of this restricted stock grant on the date shown above, which has been issued to you under the terms and conditions of this Notice, the Terms and the Plan.

Signature:		Date:

[Recipient]

Florida East Coast Industries, Inc.

By:
Adolfo Henriques Chairman & Chief Executive Officer
Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.
Please return the signed original to Sherry Jones in the Jacksonville Legal Department in the envelope provided and retain the “Copy” for your records.